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EXHIBIT 24(r)
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                                POWER OF ATTORNEY
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         The undersigned hereby appoints Ernest C. Jett, John A. Lyckman and
John G. Moore or the designee of any one of them, his true and lawful attorneys-in-fact, to sign in the name of and on behalf of the undersigned and to file with the Securities & Exchange Commission Initial Statement of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 or Form 5 or any similar form promulgated by the Securities and Exchange Commission and any other documents or amendments to any such statement or form, and to take such other action as any of them deem necessary or advisable for the proper and timely filing of such forms or amendments. This power of attorney shall be effective for a period of ten years from the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 8th day of August, 2001.



                                                          /s/ Allan J. Ross

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                                                              Allan J. Ross